Calculation of Filing Fee Tables
S-8
Park Dental Partners, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value $0.0001 per share	457(a)	4,413,788	$ 13.00	$ 57,379,244.00	0.0001381	$ 7,924.07
Total Offering Amounts:						$ 57,379,244.00		$ 7,924.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,924.07
Offering Note
[1]	Represents an aggregate of 4,413,788 Shares of Common Stock issuable by Park Dental Partners, Inc. (the "Company") pursuant to the Company's 2023 Equity Incentive Plan, 2023 Restricted Stock Plan, and the Employee Stock Purchase Plan (the "Plans"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also includes an indeterminable number of Common Stock which may become issuable pursuant to the anti-dilution provisions of any of the Plans and, as applicable, any yearly adjustments. Any Common Stock covered by awards granted under the Plans that are forfeited, canceled or expire (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of Common Stock that may be issued under the Plans. The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $13.00 per share represents the initial public offering price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A